Exhibit 3.1

ROGERS CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

SHAREHOLDERS

1.
Annual Meeting.  The annual meeting of shareholders shall be held on a date and at a time to be determined by a majority of the Directors then in office.  The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting pursuant to Section 4 of this Article I, and only business within such purpose may be conducted at the meeting.  If no annual meeting is held in accordance with the foregoing provisions or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within thirteen (13) months after the last annual meeting was held, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

2.
Special Meetings.  Special meetings of shareholders may be called by the President or by the Directors.  A special meeting of shareholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer, if the Secretary receives written demands for a meeting describing the purposes for which such meeting is to be held signed and dated by holders of at least forty percent (40%) (or such lesser percentage as may be required by law) of all votes entitled to be cast on any issue to be considered at the proposed special meeting.  Only business within the purpose or purposes described in the meeting notice may be conducted at the special meeting of shareholders.

3.	Place of Meetings. All meetings of shareholders shall be held at such place in the United States as is fixed by the Directors or the President and identified in the notice of the meeting.

4.
Notice of Meetings.  A written notice of every meeting of shareholders, stating the place, date and time thereof, and describing the purpose or purposes for which the meeting is to be held, shall be given by the Secretary or Assistant Secretary (or any other officer who is authorized to provide notice of such meeting) no fewer than seven (7) and no more than sixty (60) days before the meeting date to each shareholder entitled to vote thereat and to each shareholder, who by law, by the Articles of Organization or by these Bylaws is entitled to such notice, by mailing it postage prepaid and addressed to such shareholder at the shareholder’s address as it appears upon the books of the corporation, or, if permitted by the corporation, by electronic transmission directed to such shareholder in such manner as the shareholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network.  Notwithstanding the foregoing, in the case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than sixty (60) days nor more than ninety (90) days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with the preceding sentence within thirty (30) days after receipt of such demands.  Whenever notice of a meeting is required to be given to a shareholder under applicable law, the Articles of Organization or these Bylaws, a written waiver thereof, executed before or after the meeting by a shareholder, delivered to the Secretary and filed with the records of the meeting, shall be deemed equivalent to such notice.  In addition, any shareholder who attends the meeting (a) without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the shareholder’s arrival or who thereafter votes for or assents to action taken at the meeting waives objection to lack of notice or defective notice of the meeting or (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purposes described in the notice for such meeting.

5.
Advance Notice of Business.  At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section.  For business to be properly brought before a shareholders meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation in the case of an annual meeting not less than one hundred fifty (150) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting, or in the case of any other meeting no later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever is earlier.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the names and addresses, as they appear on the corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the corporation which are beneficially owned (directly or indirectly) by the shareholder and any other shareholders known by such shareholder to be supporting such proposal as of the of such notice and as of each of sixty (60) days prior to the date of such notice and one year prior to the date of such notice, (d) a description of any derivative positions held or beneficially held (directly or indirectly) by the shareholder, including whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such shareholder with respect to stock of the corporation (any of the foregoing, a “Derivative Position”), (e) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder has a right to vote any stock of the corporation, (f) a description of any proportionate interest in the stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly , by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly,  beneficially owns an interest in such a general partner, and (g) a description of any material interest of such shareholder in such business, including any anticipated benefit to the shareholder therefrom.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholders meeting except in accordance with the procedures set forth in this Section.  The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall be disregarded and not transacted.  Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section including Regulation 14A (the “Proxy Rules”), including to provide in such shareholder’s notice to the Secretary all information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to the Proxy Rules.  In the case of business proposed to be brought before an annual meeting by a shareholder, the shareholder must comply with the provisions of Rule 14a-8 under the Exchange Act, or any successor rule thereto, and, pursuant to such rule, the shareholder must have had such business included in the notice with respect to such meeting.

6.
Quorum.  Except as otherwise provided by law, the Articles of Organization or these Bylaws, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum with respect to that voting group for action on that matter, but a lesser number may adjourn any meeting from time to time without further notice until a quorum is secured.  As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act (Chapter 156D of the Massachusetts General Laws), as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

7.
Voting and Proxies.  Each shareholder entitled to vote shall have one vote for each share of stock entitled to vote held by such shareholder of record according to the records of the corporation, unless otherwise provided by the Articles of Organization.  Shareholders may vote either in person or by written proxy dated not more than eleven (11) months before the meeting named therein.  Proxies shall be filed with the Secretary or other officer or agent authorized to tabulate votes at the meeting, or of any adjournment thereof, before being voted.  Except as otherwise limited therein, proxies shall entitle the person or persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all of the co-owners, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.  Subject to Section 7.24 of the MBCA and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

8.
Action at Meeting.  With respect to each voting group, when a quorum is present at any meeting with respect to a matter, a plurality of the votes properly cast for election of a Director shall effect such election and, upon any matter other than an election of a Director, votes properly cast in the voting group favoring the matter exceeding the votes properly cast in the voting group opposing the matter shall constitute favorable action on the matter, except when a larger number of affirmative votes is required by law, the Articles of Organization or these Bylaws or when the Board of Directors requires a larger aggregate number of affirmative votes upon such matter (to the extent permitted by law).  No ballot shall be required for such action unless requested by a shareholder present or represented at the meeting and entitled to vote on such matter.  Absent special circumstances, the corporation, except in a fiduciary capacity, shall not directly or indirectly vote any share of its stock.

9.
Meetings by Remote Communications.  Unless otherwise provided in the Articles of Organization, if authorized by the Directors, subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders, provided that: (1) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II

DIRECTORS

1.
Powers.  The business and affairs of the corporation shall be managed under the direction of the Board of Directors, which may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these Bylaws.  In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.	Election. A Board of Directors of such number, not less than seven, nor more than fifteen, as shall be fixed by the Directors, shall be elected by the shareholders at the annual meeting.

3.
Nominations for Director.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors, except as provided in the Articles of Organization with respect to nomination by holders of preferred stock in certain circumstances.  Nominations of persons for election to the Board of Directors at a meeting may be made at such meeting (a) by or at the direction of the Board of Directors or by any nominating committee or other person designated and expressly authorized by the Board of Directors, or (b) by any shareholder of record at the time of giving notice provided for in this Section 3 and who shall continue to be entitled to vote thereat and who complies with the notice procedures set forth in this Section 3.  Nominations by shareholders shall be made only after giving timely notice in writing to the Secretary.  In order to be timely given, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (a) not less than one hundred fifty (150)days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting or (b) in the case of a special meeting or if the annual meeting is called for a date (including any change in a date determined by the Board of Directors pursuant to Article I, Section 1) not within thirty (30) days before or after such anniversary date, not later than the close of business on the tenth (10th) day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs.  In no event shall any adjournment or postponement of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of all shares of stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a Director of the corporation if so elected; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, (ii) the class and number of all shares of stock of the corporation  held of record, owned beneficially (directly or indirectly) and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of sixty (60) days prior to the date of such notice and one year prior to the date of such notice, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the shareholder (and any party on whose behalf such shareholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such shareholder (and any party on whose behalf such shareholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, any governmental authority which are required in order for such shareholder (and any party on whose behalf such shareholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (vi) a description of any Derivative Position held or beneficially held (directly or indirectly) by such shareholder with respect to stock of the corporation, (vii) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder has a right to vote any stock of the corporation, (viii) a description of any proportionate interest in stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, and (ix) such other information regarding such shareholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director.  No person shall be eligible for election as a Director unless nominated in accordance with the provisions set forth herein. The Chairperson of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

4.
Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, shall be filled by a majority of the Directors then in office, though less than a quorum.

5.	Enlargement of the Board. The number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office.

6.
Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, Directors shall hold office until the next annual meeting of shareholders and thereafter until their successors are chosen and qualified.  Any Director may resign by delivering his or her written resignation to the Board of Directors, the Chairman of the Board of Directors (if any) or the corporation.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time.

7.
Removal.  A Director may be removed from office (a) with or without cause by vote of a majority of the shareholders or (b) for cause by vote of two-thirds of the Directors then in office.  A removal for cause shall state the cause.  A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.

8.
Meetings.  Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine.  Special meetings of the Directors may be held at any time and place designated in the notice of meeting, when called by the Chairman of the Board of Directors (if any), President, Secretary or two or more Directors.  Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors may participate in a meeting of such Directors by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

9.
Notice of Meetings.  No notice need be given for a regular meeting of the Board of Directors.  Notice of all special meetings of the Directors shall be given to each Director by or at the direction of the Chairman of the Board of Directors (if any), President or the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the Directors calling the meeting.  Notice shall be given to each Director in person or by telephone, or by telegram, telecopy or other electronic means sent to his or her business or home address (which may include his or her telecopy number or electronic mail address) or such other address as may be given in writing by the Director to the corporation, at least two (2) days in advance of the meeting.  Notice need not be given to any Director if a written waiver of notice, executed by the Director before or after the meeting, or delivered by means of electronic transmission, is filed with the records of the meeting, or to any Director who attends the meeting without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the Director’s arrival or who thereafter votes for or assents to action taken at the meeting.  A notice or waiver of notice of a Director’s meeting need not specify the purposes of the meeting.

10.
Quorum.  At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum, but a smaller number may make a determination pursuant to Section 8.55 or Section 8.56 of the MBCA, or any successor provision, that indemnification is permissible in a specific proceeding.  Less than a quorum may adjourn any meeting from time to time without further notice.

11.
Action at Meeting.  At any meeting of the Directors at which a quorum is present (or such smaller number as may make a determination pursuant to Section 8.55 or 8.56 of the MBCA or any successor provision), the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these Bylaws, shall be sufficient to decide any matter.

12.
Action by Consent.  Any action by the Directors required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all Directors consent thereto in writing or by means of electronic transmission and such consent is filed with the records of the Directors’ meetings.  Such consent shall be treated as a vote of the Directors for all purposes.

13.
Committees.  The Directors may elect from their number an executive or other committees and may delegate thereto some or all of their powers except those which by law, the Articles of Organization, or these Bylaws they are prohibited from delegating.  Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the Directors.  If power to bind the corporation is delegated to such a committee, such election, removal, delegation and/or determination shall be by a majority of the Directors then in office.

14.	Issuance of Stock. The Directors are authorized, at any time, to provide for the issuance of unissued capital stock from time to time authorized under the Articles of Organization of the corporation.

ARTICLE III

OFFICERS

1.
Enumeration.  The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including, as appointed by the Directors, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Directors may from time to time appoint.  Any such officer that is appointed by the Board of Directors shall be a “Board Appointed Officer.”

2.
Appointment.  The President, Treasurer and Secretary shall be appointed by the Directors at their first meeting following the annual meeting of shareholders, provided that the Directors may fill vacancies in such offices at any time.  Other officers may be appointed by the Directors at such meeting or at any other meeting.  The President and such other Board Appointed Officers as may be authorized by the Board of Directors may appoint one or more other officers or assistant officers.

3.
Qualification.  The President need not be a Director but, if any is appointed, the Chairman of the Board of Directors shall be a Director.  Other officers may be Directors but need not be.  No officer need be a shareholder.  Any two or more offices may be held by the same person.

4.
Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the President, Treasurer and Secretary shall each hold office until the first meeting of the Directors following the annual meeting of shareholders and thereafter until his or her successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of shareholders, unless a shorter term is specified in the vote choosing or appointing them.  Any officer may resign by delivering a written resignation to the corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time.

5.	Removal. The Directors may remove any appointed officer with or without cause.

6.
Chief Executive Officer; Chairman of the Board of Directors, President and Vice Presidents.  The Chief Executive Officer or, if there is no Chief Executive Officer, the President of the corporation shall, subject to the direction of the Directors, have general supervision and control of its business.  Unless otherwise provided by the Directors, the Chief Executive Officer shall preside, when present, at all meetings of shareholders and (unless a Chairman of the Board of Directors has been appointed and is present) of the Directors.  If a Chairman of the Board of Directors is appointed he or she shall preside at all meetings of the Board of Directors at which he or she is present.  Any Vice President shall have such powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.

7.
Treasurer and Assistant Treasurers.  Except as the Directors shall otherwise determine, the Treasurer shall have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account.  He or she shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.  Any Assistant Treasurer shall have such powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.

8.
Secretary and Assistant Secretaries.  Except as provided in the following sentence, the Secretary shall keep a record of the meetings of Directors and shareholders.  In the absence of the Secretary from any meeting of the Directors or the shareholders, an Assistant Secretary, if one be appointed, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.  Any Assistant Secretary shall have such powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.

9.
Other Officers.  Other officers of the corporation, if any, shall have such powers, duties and titles as may be designated from time to time by the Board of Directors or by the Chief Executive Officer (if any) or the President.

10.
Other Powers and Duties.  Each officer shall, subject to these Bylaws, have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office and such duties and powers (a) as the Directors may from time to time designate, or (b) in the absence of specific delegation by the Directors, then as the Chief Executive Officer (if any) or the President may from time to time designate.

11.
Employment Contracts.  The corporation may enter into employment contracts with officers authorized by the Board of Directors extending beyond the terms of office of the Directors.  An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board of Directors to remove officers.  Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any.

ARTICLE IV

CAPITAL STOCK

1.
Certificates of Stock.  The Directors may authorize the issue without certificates of some or all of the shares of any or all of the corporation’s classes or series of stock.  Except to the extent the Board of Directors has determined to issue shares without certificates, each shareholder shall be entitled to a certificate of the capital stock of the corporation stating the number, the class and the designation of the series, if any, of the shares the certificate represents, in such form as may, in conformity with applicable law, be prescribed from time to time by the Directors.  The certificate shall be signed by (a) the Chairman of the Board of Directors (if any), President or a Vice President, and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the time of its issue.

2.
Transfers.  Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.  The corporation may conclusively presume that the record holder of a stock certificate as shown on its books is the absolute owner of the shares represented thereby for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws, and that the shareholder’s record address is the shareholder’s correct address.  It shall be the duty of each shareholder to notify the corporation of his or her post office address.

3.
Record Date.  The Directors may fix in advance a time which shall be not more than seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution of shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, and which in the case of such a dividend or distribution shall be at least ten days after the meeting at which such dividend or distribution is declared, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent.  In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.  Without fixing such record date the Directors may for any of such purposes except the payment of a dividend or the making of a distribution to shareholders close the transfer books for all or any part of such period.  A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

4.
Replacement of Certificates.  In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the corporation may prescribe.

ARTICLE V

INDEMNIFICATION

1.	Definitions. In this Article V the following words shall have the following meanings unless the context requires otherwise:

“Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger.

“Director” or “officer” means, as applicable, an individual who is or was a Director or an officer, respectively, of the corporation or who, while a Director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity.  A Director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.  “Officer” means a person appointed an officer in the manner set forth in Article III, Section 2 of these Bylaws and “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.

“Disinterested Director” means a Director who, at the time of a vote or selection referred to in Section 4 of this Article V, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

“Expenses” shall include counsel fees and disbursements.

“Liability” means the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“Party” means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or   informal.

2.	Indemnification of Directors and Officers.

(a)
Except as otherwise provided in this Article V, the corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under (a) Article 6 of the Articles of Organization as in effect on August 26, 2004, or (b) a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section 2.02(b)(4).

(b)
A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the corporation.

(c)
The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section 2.

(d)
Unless ordered by a court, the corporation may not indemnify a Director or officer under Section 8.54(a)(3) of the MBCA or any successor provision to such Section 8.54(a)(3) if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b) above.

3.
Advance for Expenses.  The corporation shall, before final disposition of a proceeding, advance funds to pay for or promptly reimburse all of the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the corporation:

(a)
a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article V or that the proceeding involves conduct for which liability has been eliminated under (i) Article 6 of the Articles of Organization as in effect on August 26, 2004, or (ii) a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section 2.02(b)(4); and

(b)
his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article V or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article V.  The foregoing undertaking must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.

4.	Determination of Indemnification. The determination of whether a Director has met the relevant standard of conduct set forth in Section 2 of this Article V shall be made:

(a)
if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by vote of the Board of Directors;

(b)
by special legal counsel (1) selected in the manner prescribed in Section 4 (a) of this Article V; or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as Disinterested Directors may participate; or

(c)	by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination.

5.
Insurance.  The corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the corporation, or who, while a Director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article V.

6.	Application of this Article.

(a)
The corporation shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided through a vote of the Board of Directors, an agreement or otherwise.

(b)
This Article V shall not limit the corporation’s power to (1) pay or reimburse expenses incurred by a Director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party to the proceeding or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be considered exclusive of any other rights to which any Director or officer seeking indemnification or advancement of expenses may be entitled under any agreement, statute, vote of shareholders or otherwise.

(d)
Each person who is or becomes a Director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V.  All rights to indemnification under this Article V shall be deemed to be provided by a contract between the corporation and the person who serves as a Director or officer of the corporation at any time while these Bylaws and the relevant provisions of the MBCA are in effect and any repeal or modification thereof shall not affect any rights or obligations then existing.

(e)
If the laws of The Commonwealth of Massachusetts are hereafter amended from time to time or are succeeded by new provisions of applicable law to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment or successor provision.

ARTICLE VI

MISCELLANEOUS PROVISIONS

1.	Fiscal Year. The fiscal year of the corporation shall end on December 31 in each year.

2.	Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts”, and the year of its incorporation.

3.
Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the President, a Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4.
Voting Upon Securities of Other Corporations.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer (if any), the President, any Vice President, or the Treasurer, acting singly, shall have full power and authority on behalf of the corporation to attend any meetings of security holders of any corporation in which this corporation may hold securities, and to vote or give any consent on behalf of the corporation as such security holder at any such meeting  and all rights and powers incident to the ownership of securities which, as the owner thereof, this corporation might possess and exercise, and he or she may delegate such powers of the corporation to a proxy or proxies.  The Board of Directors may confer like powers upon any other person or persons from time to time, and may revoke any such power so granted at its pleasure.

5.
Corporate Records. The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the incorporators and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Secretary.  Said copies and records need not all be kept in the same office.

6.
Articles of Organization.  All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as restated and/or amended and in effect from time to time.

7.
Amendments.  These Bylaws may at any time be amended by vote of the shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting.  In addition they may be amended by vote of a majority of the Directors then in office, except with respect to removal of Directors, the election of committees by Directors and delegation of powers thereto, or amendment of these Bylaws, and except with respect to any provision which by law, the Articles of Organization as heretofore or from time to time amended, or other provisions of these Bylaws, requires action by the shareholders.  Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw provision, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws.  Any Bylaw provision adopted by the Directors may be amended or repealed by the shareholders.

Approved by the Board of Directors on February 11, 2016